EXHIBIT 10.6




LAWRENCE R. DANZIGER



April 28, 2003


Bion Environmental Technologies, Inc.
18 East 50th Street, 10th Floor
New York, New York  10022


Dear Mark:

I will be resigning from my position as Chief Financial Officer of Bion Environmental Technologies, Inc. effective April 30, 2003.

Sincerely,


/s/ Lawrence Danziger
Lawrence Danziger